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                                                                EXHIBIT K(4)(ii)

                             AGREEMENT OF AMENDMENT

                                                  Dated as of September 19, 2003

         Reference is made to that certain Revolving Credit and Security Agreement dated as of September 25, 2002 (as from time to time amended, the "Credit Agreement") among Van Kampen Senior Income Trust (the "Borrower"), CRC Funding, LLC (formerly Corporate Receivables Corporation) and Preferred Receivables Funding Corporation (the "Lenders"), Citibank, N.A. and Bank One, NA (Main Office Chicago) (the "Secondary Lenders"), Citicorp North America, Inc. and Bank One, NA (Main Office Chicago) (the "Managing Agents") and Citicorp North America, Inc., as program agent (the "Program Agent"). Capitalized terms used and not defined herein shall have the meanings assigned to them in the Credit Agreement.

         The parties hereto agree that, effective as of the date hereof, the definition of the term "Secondary Lender Stated Expiration Date" set forth in
Section 1.01 of the Credit Agreement is hereby amended by replacing the date "September 23, 2003" set forth therein with the date "September 17, 2004".

         The parties hereto agree that, effective as of the date hereof, Section
10.09 of the Credit Agreement shall be amended to add the following clause (c) at the end thereof:

                  "(c) Notwithstanding anything in this Section 10.09 to the contrary, the parties hereto (and each of their respective employees, representatives or other agents) may disclose to any and all Persons, without limitation of any kind, the "tax treatment" and "tax structure" (in each case within the meaning of Treasury Regulation Section 1.6011-4) of the Facility and all materials of any kind (including opinions or other tax analyses) that are provided to it, relating to such tax treatment and tax structure of the Facility, other than any information for which non-disclosure is reasonably necessary in order to comply with applicable securities laws."

         The parties hereto agree that, effective as of the date hereof, Section
10.11 of the Credit Agreement shall be amended to add the following language at the end thereof:

                  "The obligations of each Conduit Lender under and in connection with this Agreement and the other Program Documents are solely the obligations of such Conduit Lender. It is expressly agreed that no recourse shall be had for the payment of any amount owing in respect of this Agreement or any other Program Document or for any other obligation or claim arising out of or based upon this Agreement or any other Program Document, against any member, stockholder, employee, officer, manager, director, organizer or incorporator of any Conduit Lender or against any member, stockholder, employee, officer, manager, director, organizer or incorporator of any such member, stockholder or manager."


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         The Borrower represents and warrants to the Program Agent, the Managing
Agents, the Lenders and the Secondary Lenders that immediately after giving effect to this Agreement of Amendment, the representations and warranties of the Borrower set forth in the Credit Agreement are true and correct in all material respects and no Default or Event of Default shall have occurred and be continuing.

         This Agreement of Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

         THIS AGREEMENT OF AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         All references in any Program Document to the Credit Agreement on and after the date hereof shall be deemed to refer to the Credit Agreement as amended hereby, and the parties hereto agree that on and after the date hereof, the Credit Agreement, as amended hereby, is in full force and effect.




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         IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed and delivered by their duly authorized officers as of the date first above written.

CITICORP NORTH AMERICA, INC.,               CITIBANK, N.A.
as Program Agent and Managing Agent         as Secondary Lender



By:                                         By:
   -------------------------------             -------------------------------
   Name:                                       Name:
   Title:                                      Title:



CRC FUNDING, LLC,                           BANK ONE, NA
as Conduit Lender                           (MAIN OFFICE CHICAGO),
                                            as Secondary Lender and
                                            Managing Agent

By: Citicorp North America, Inc.,
         as Attorney-in-Fact



By:                                         By:
   -------------------------------             -------------------------------
   Name:                                       Name:
   Title:                                      Title:


PREFERRED RECEIVABLES FUNDING               VAN KAMPEN SENIOR
CORPORATION,                                INCOME TRUST,
as Conduit Lender                           as Borrower


By:                                         By:
   -------------------------------             -------------------------------
   Name:                                       Name:
   Title:                                      Title:



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